Exhibit 32.1

Certification of Chief Executive Officer

and Principal Financial Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with this annual report on Form 10-K of Excalibur Industries I, Joseph P. Hubert, Chief Executive Officer and Principal Financial Officer of Excalibur Industries, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The report fully complies with the requirements of Section 13(a) or
15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of
Excalibur Industries.

Date: July 28, 2008	/s/ Joseph P. Hubert
Joseph P. Hubert
Chief Executive Officer
(Principal Financial Officer)